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                           SIGMA-ALDRICH CORPORATION
                                 SUBSIDIARIES
                                 ------------


Sigma-Aldrich Corporation (Delaware), the Registrant:

1)   Sigma-Aldrich Co. (Illinois)
     (A)  Sigma Chemical Company (Missouri)
     (B)  Sigma Israel Chemicals, Ltd. (Israel)
     (C)  Aldrich Chemical Company, Inc. (Delaware)
     (D)  Sigma-Aldrich N.V./S.A. (Belgium)
          (1)  Sigma Chemie B.V. (Netherlands)
     (E)  Sigma-Aldrich B.V. (Netherlands)
          (1)  Sigma-Aldrich Holding B.V. (Netherlands)
               (a)  Sigma-Aldrich Chemie Holding GmbH (Germany)
                    (a)  Sigma-Aldrich Chemie GmbH (Germany)
                    (b)  Sigma-Aldrich Laborchemikalien GmbH (Germany)
                    (c)  Sigma-Aldrich Productions GmbH (Germany)
                    (d)  Sigma Ark GmbH (Germany)
                    (e)  Sigma-Aldrich Verwaltungs GmbH (Germany)
     (F)  Sigma Aldrich-Chemie Verwaltungs GmbH (Germany)
     (G)  Sigma-Aldrich S.r.l. (Italy)
     (H)  Sigma-Aldrich Chimie S.N.C. (France)
          (1)  Sigma-Aldrich Chemie S.a.r.l. (France)
     (I)  Supelco, Inc. (Delaware)
     (J)  Sigma Genosys, Inc. (Texas)
     (K)  Sigma-Aldrich Business Holdings, Inc. (Delaware)
          (1)  Sigma-Aldrich Research Biochemicals, Inc. (Massachusetts)
     (L)  Sigma-Aldrich Lancaster, Inc. (Missouri)
          (1)  Carbolabs, Inc. (Connecticut)
          (2)  Techcare Systems, Inc. (California)
          (3)  Chemical Trade, Ltd (Russia)
          (4)  Medchem, Ltd. (Russia)
               (a)  TechMed Biochem, Ltd. (Russia)
               (b)  SAF-LAB (Russia)
     (N)Sigma Diagnostics, Inc.(Missouri)
          (1)  FMI Holdings, Inc (Delaware)

2)   Sigma-Aldrich, Inc. (Wisconsin)

3)   Sigma-Aldrich Finance Co. (Missouri)

4)   Sigma-Aldrich & Subs Foreign Sales Corporation (Barbados)

5)   Fluka Holding AG (Switzerland)
     (A)  Fluka Chemie GmbH
     (B)  Fluka Production GmbH
     (C)  Fluka GmbH

6)   Sigma-Aldrich Company, Ltd. (United Kingdom)
     (A)  Sigma-Genosys Limited

7)   Sigma-Aldrich Foreign Holding Co. (Missouri)
     (A)  Sigma-Aldrich Handels GmbH (Austria)
     (B)  Sigma-Aldrich Spol. s.r.o. (Czech Republic)
     (C)  Sigma-Aldrich A/S (Denmark)
     (D)  Ya-Kemia Oy (Finland)
     (E)  Sigma-Aldrich (OM) Ltd. (Greece)
     (F)  Sigma-Aldrich Kft (Hungary)
     (G)  Sigma-Aldrich Financial Services Limited (Ireland)
     (H)  Sigma-Aldrich Ireland Ltd. (Ireland)
     (I)  Sigma-Aldrich Norway AS (Norway)
     (J)  Sigma-Aldrich Sp. z.o.o. (Poland)
     (K)  Sigma-Aldrich Quimica S.A. (Spain)
     (L)  Sigma-Aldrich Sweden AB (Sweden)
     (M)  Sigma-Aldrich de Argentina, S.A. (Argentina)
     (N)  Sigma-Aldrich Pty., Limited (Australia)
     (O)  Sigma-Aldrich Quimica Brasil Ltda. (Brazil)
     (P)  Sigma-Aldrich Canada Ltd. (Canada)
     (Q)  Sigma-Aldrich Japan KK (Japan)
     (R)  Sigma-Aldrich Korea Ltd. (Korea)
     (S)  Sigma-Aldrich Quimica, S.A. de C.V. (Mexico)
     (T)  Sigma-Aldrich Pte. Ltd. (Singapore)
     (U)  Sigma-Aldrich Sdn. Bhd. (Malaysia)
     (V)  Sigma-Aldrich (Pty.) Ltd. (South Africa)